UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2017

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

On March 14, 2017, Nanophase Technologies Corporation (the “Company”) entered into a new Building Lease (the “Lease”), dated as of March 13, 2017, with the Village of Burr Ridge (“Landlord”) for the Company’s 20,000 square foot production facility located in Burr Ridge, Illinois. The term of the Lease will begin when the existing lease between the parties expires on September 15, 2017 and will continue through September 15, 2021. The Company has agreed to pay the Landlord an annual base rent amount of $176,382 commencing on September 15, 2017, payable in equal monthly installments and subject to an annual increase of at least 3%. In addition, the Company has the right to extend the term of the Lease for three consecutive 12-month periods by providing written notice of its intent to exercise the option to extend the Lease at least six months prior to the expiration of the term of the Lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2017

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Frank Cesario
Name: Frank Cesario
Title: Chief Financial Officer